PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 10, a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article SIXTH of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated all authorized but unissued shares of Class L Common Stock, $0.001 par value per share, of each series of shares of stock of the Corporation as additional shares of Class A Common Stock, $0.001 par value per share, of such series (“Class A Common Stock”), with the terms set forth in the Charter applicable to shares of Class A Common Stock.

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000,000, classified and designated as follows:

Prudential Jennison Equity Income Fund               725,000,000 shares

Class A Common Stock                                                250,000,000 shares

Class B Common Stock                                                 20,000,000 shares

Class C Common Stock                                              150,000,000 shares

Class L Common Stock                                                   3,000,000 shares

Class M Common Stock                                                  1,000,000 shares

Class Q Common Stock                                                 75,000,000 shares

Class R Common Stock                                                 75,000,000 shares

Class X Common Stock                                                   1,000,000 shares

Class Z Common Stock                                                 150,000,000 shares

Prudential Mid-Cap Value Fund                          175,000,000 shares

Class A Common Stock                                                  50,000,000 shares

Class B Common Stock                                                 10,000,000 shares

Class C Common Stock                                                 30,000,000 shares

Class L Common Stock                                                   2,000,000 shares

Class M Common Stock                                                  2,000,000 shares

Class Q Common Stock                                                 40,000,000 shares

Class X Common Stock                                                   1,000,000 shares

Class Z Common Stock                                                 40,000,000 shares

THIRD: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000,000, classified and designated as follows:

Prudential Jennison Equity Income Fund                  725,000,000 shares

Class A Common Stock                                                  253,000,000 shares

Class B Common Stock                                                   20,000,000 shares

Class C Common Stock                                                  150,000,000 shares

Class M Common Stock                                                     1,000,000 shares

Class Q Common Stock                                                   75,000,000 shares

Class R Common Stock                                                    75,000,000 shares

Class X Common Stock                                                      1,000,000 shares

Class Z Common Stock                                                   150,000,000 shares

Prudential Mid-Cap Value Fund                              175,000,000 shares

Class A Common Stock                                                    52,000,000 shares

Class B Common Stock                                                    10,000,000 shares

Class C Common Stock                                                     30,000,000 shares

Class M Common Stock                                                     2,000,000 shares

Class Q Common Stock                                                    40,000,000 shares

Class X Common Stock                                                       1,000,000 shares

Class Z Common Stock                                                    40,000,000 shares

FOURTH: The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 10 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 7, 2012.

WITNESS:                                                    PRUDENTIAL INVESTMENT  PORTFOLIOS, INC. 10

/s/ Jonathan D. Shain ___                                                                    By: /s/ Stuart S. Parker______

Jonathan D. Shain, Assistant Secretary                                                      Stuart S. Parker, President

The undersigned, President of Prudential Investment Portfolios, Inc. 10, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                                                                              /s/ Stuart S. Parker______
                                                                                                               Stuart S. Parker, President